Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of May 31, 2011 is by and between AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Johnson & Johnson Development Corporation, a New Jersey corporation (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Research and License Agreement, dated the date hereof (the “License Agreement”), which contains terms and conditions on which the Company has licensed to the Purchaser certain intellectual property rights to, among other things, research, develop and commercialize Licensed Products in the Field in the Territory (each as defined in the License Agreement) and the parties have agreed to enter into a collaborative relationship for the research, development and commercialization of such Licensed Products.

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

WHEREAS, contemporaneous with execution of this Agreement, the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit “A” (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares (as defined below) under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer or director of the Company or any Subsidiary acting in his or her capacity as an officer or director before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the Preamble.

“Aggregate Purchase Price” has the meaning set forth in Section 2.1(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“Closing” has the meaning set forth in Section 2.1(b).

“Closing Bid Price” means, for any security as of any date, (a) the last reported closing bid price for such security on the Principal Trading Market, as reported by Bloomberg Financial Markets, or (b) if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or (c) if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or (d) if no closing bid price is reported for such security by Bloomberg Financial Markets, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc. If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Purchaser. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Common Stock” means the Company’s Common Stock, $0.001 par value per share, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Wilmer Cutler Pickering Hale and Dorr LLP (or such other legal counsel as the Company may from time to time engage).

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the Executive Officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Company Intellectual Property” has the meaning set forth in Section 3.1(l).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Deadline Date” has the meaning set forth in Section 4.1(e).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Disclosure Schedules” has the meaning set forth in Section 3.1.

“DTC” has the meaning set forth in Section 4.1(c).

“Effective Date” means the date on which the initial Registration Statement covering the resale by the Purchaser of the Shares is first declared effective by the SEC.

“Environmental Claim” has the meaning set forth in Section 3.1(ee).

“Environmental Laws” has the meaning set forth in Section 3.1(ee).

“Evaluation Date” has the meaning set forth in Section 3.1(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Executive Officers” means Michael Bailey, Elan Ezickson, Jeno Gyuris, Tuan Ha-Ngoc, David Johnston, and William Slichenmyer.

“FDA” has the meaning set forth in Section 3.1(jj).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Irrevocable Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit “C”, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“License Agreement” has the meaning set forth in the Recitals.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

“Lock-up Agreement” has the meaning set forth in Section 5.1(i)(f).

“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole.

“Material Contract” means any contract of the Company that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Measurement Date” has the meaning set forth in Section 3.1(f).

“OFAC” has the meaning set forth in Section 3.1(ii).

“Outside Date” means the thirtieth day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Press Release” has the meaning set forth in Section 4.3.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement is the NASDAQ Global Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” has the meaning set forth in the Recitals.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchaser of the Shares.

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Recitals.

“SEC Filings” has the meaning set forth in Section 3.1(g).

“Secretary’s Certificate” has the meaning set forth in Section 5.1(i)(b).

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Section 2.1(a).

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stock Certificate” has the meaning set forth in Section 5.1(viii).

“Subsidiary” of the Company means a Person, with respect to which an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by the Company.

“Trading Affiliate” means any Affiliate of the Purchaser which is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported in the “pink sheets” by Pink OTC Markets Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the License Agreement and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, N.A., with a mailing address of 350 Indiana Street, Suite 750, Golden CO 80401, and a facsimile number of (312) 601-2312 or any successor transfer agent for the Company.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of the Shares.

(a) The Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 438,340 shares (the “Shares”) of Common Stock of the Company for an aggregate purchase price of $7,499,997.40 (the “Aggregate Purchase Price”), which is equal to a per share purchase price of $17.11 per share (which represents the average of the daily volume weighted average prices of the Common Stock as reported on the NASDAQ Global Market for the thirty (30) consecutive trading days ending two (2) trading days prior to the date of this Agreement).

(b) At the closing of the transactions contemplated hereby (the “Closing”), which shall be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts or at such other location or remotely by facsimile transmission or other electronic means as the parties may mutually agree, on the date hereof or such other date within thirty (30) days from the date of this Agreement as shall be mutually agreed upon by the Company and the Purchaser (the “Closing Date”), the Company shall issue and sell to the Purchaser the Shares and the Purchaser shall pay the Company an amount equal to the Aggregate Purchase Price.

(c) Except as may otherwise be agreed to by the parties, at the Closing, (i) the Purchaser shall wire the Aggregate Purchase Price, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions, and (ii) the Company shall irrevocably instruct the Transfer Agent to deliver to the Purchaser the original Stock Certificate issued, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), which represents the Shares within the following three (3) Trading Days after the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that the statements contained in this Section 3.1 are true and correct as of the date of this Agreement, except as otherwise described in the SEC Filings (as defined below), which qualify such representations and warranties in their entirety, and except as set forth in the schedules delivered herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof. The Disclosure Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 3.1, and the disclosures in any section or subsection of the Disclosure Schedules shall qualify such corresponding sections and subsections contained in this Section 3.1.

(a) Organization and Good Standing. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts. The Company has the corporate power and authority to enter into and perform the Transaction Documents, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws and other organizational or charter documents, each as amended and/or restated as of the date of this Agreement.

(b) Authorization and Binding Nature. The execution, delivery and performance by the Company of each of the Transaction Documents and the issuance and delivery of the Shares have been duly authorized by all requisite corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors, or its stockholders in connection therewith. Each of the Transaction Documents constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(c) Non-Contravention. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation, bylaws or other organizational or charter documents of the Company, each as amended and/or restated as of the date of this Agreement, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company or (iii) violate, conflict with or cause a default under, or give rights of termination, acceleration, amendment or cancellation of, or result in the creation of any Lien pursuant to, any Material Contract, except any violation, conflict, default or other such event that would not reasonably be expected to have a Material Adverse Effect.

(d) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement, except for (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) such qualifications or filings under applicable state securities laws as may be required in connection with the transactions contemplated herein, (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Shares and the listing of the Shares for trading or quotation, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.3 of this Agreement, and (vi) those that have been made or obtained prior to the date of this Agreement.

(e) Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms set forth herein, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in this Agreement or imposed by applicable securities laws or created by the Purchaser. The Shares will be issued in compliance with all applicable federal and state securities laws.

(f) Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which, as of May 26, 2011 (the “Measurement Date”), 36,036,465 shares were issued and outstanding, duly authorized, validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued or outstanding. Schedule 3.1(f) sets forth, as of the Measurement Date, the number of shares of capital stock issuable pursuant to the Company’s stock plans and the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. With respect to issuances of shares of the Company’s Common Stock or Common Stock Equivalents, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents that have not been effectively waived as of the Closing Date. Except as described in this Section 3.1(f) or as set forth on Schedule 3.1(f), there are no outstanding options, warrants, rights, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities, in each case, pursuant to any agreement to which the Company is a party. Except as set forth on Schedule 3.1(f) and except for the Transaction Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s stockholders.

(g) SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since March 11, 2010 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the SEC, collectively referred to herein as the “SEC Filings” and the SEC Filings together with the Disclosure Schedules, collectively referred to as the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filings prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect. The SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange

Act, as applicable, and the respective rules and regulations thereunder when filed. As of their respective filing dates, except to the extent revised or superseded by a subsequent SEC Filing prior to the date hereof, the SEC Filings did not, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer defined in Rule 144(i)(1)(i) under the Securities Act. Each of the Material Contracts to which the Company is a party or to which the property or assets of the Company is subject has been filed as an exhibit to the SEC Filings.

(h) Financial Statements. The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.

(i) Governmental Permits. The Company owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to own, possess, obtain or make would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization. To the Company’s Knowledge, it is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where noncompliance would not reasonably be expected to have a Material Adverse Effect.

(j) Taxes. The Company has timely filed (after giving effect to any duly obtained extensions of time in which to make such filings) all material tax returns that are or were, at any time, required to be filed by it, such tax returns are complete and accurate in all material respects and all taxes required, at any time, to be paid have been timely paid or, if not yet due, are properly accrued for by the Company in accordance with GAAP. All taxes that the Company is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been timely paid to the proper governmental entity. The Company has not received notice from the taxing authority of any jurisdiction that there are and to the Knowledge of the Company there are no unpaid taxes in any material amount due by the Company. Except as set forth in Schedule 3.1(j), the Company has not received notice of, and to the Knowledge of the Company there are not, any material actions, suits, investigations or audits by any taxing authority in progress with respect to taxes of or relating to the Company and the Company has not received notice of, and to the Knowledge of the Company there are not, any outstanding material assessments, claims or deficiencies with respect to any taxes of the Company that have been proposed, asserted or assessed.

(k) Insurance. The Company maintains insurance of the type and in the amount that the Company reasonably believes is adequate for its business as conducted as of the date hereof, including, but not limited to, liability insurance for clinical testing and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. The Company has not received any written notice of cancellation of any such insurance from the provider thereof (except for written notices of cancellation delivered by providers in connection with the expiration of insurance policies in accordance with their terms, in the ordinary course of the Company’s business), nor, to the Company’s Knowledge, will it be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(l) Intellectual Property. The Company owns or has valid, binding and enforceable licenses or other rights under the patents and patent applications, copyrights, trademarks, service marks, trade names, service names, trade secrets, inventions, technology, know-how and other intellectual property rights and similar rights necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the SEC Filings (collectively, the “Company Intellectual Property”); the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Company Intellectual Property, and to the Company’s Knowledge, neither the sale nor use of any of the discoveries, inventions, products, proposed products or processes of the Company referred to in the SEC Filings do or will, to the Company’s Knowledge, infringe, interfere or conflict with any right or valid patent claim of any third party. The Company has taken reasonable security measures to protect the secrecy and confidentiality of all of the Company Intellectual Property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Property. The Company has good and marketable title in fee simple to all items of real property owned by it, the Company has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except for those that do not materially adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property and buildings by the Company.

(n) No Material Adverse Change. Except as otherwise contemplated or permitted by this Agreement, since the date of the latest audited financial statements included within the SEC Filings, (i) there has not been any event, occurrence, development or change in the assets, business, properties, financial condition or results of operations of the Company which would have a Material Adverse Effect, (ii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, except as required by law, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (iv) the Company has not issued any equity securities to any officer, director or Affiliate required to be disclosed in the SEC Filings and not so disclosed. Except for the issuance of the Shares contemplated by this Agreement or the other transactions contemplated by the Transaction Documents, no event, liability or development has occurred or exists with respect to the Company or its respective business properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(o) Litigation. There is no Action, now pending, or, to the Company’s Knowledge, threatened against the Company, which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company, nor to the Company’s Knowledge any director or Executive Officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, nor is there pending or, to the Company’s Knowledge, is there contemplated, an investigation by the SEC involving the Company or any current or former director or Executive Officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(p) No Additional Agreements. The Company does not have any agreement or understanding with the Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(q) Regulation M Compliance. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(r) Acknowledgment Regarding Purchaser’s Purchase of Shares. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby and thereby. Based on the representations made herein by the Purchaser, the Company acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives and agents.

(s) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Filings and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.

(t) Transactions With Affiliates. Except as set forth in the SEC Filings, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of securities and for services as employees, officers and directors), that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(u) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Sarbanes-Oxley; Disclosure Controls. The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) Certain Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph (w) that may be due in connection with the transactions contemplated by the Transaction Documents.

(x) No Registration. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Shares hereunder complies in all material respects with the rules and regulations of the Trading Market.

(y) Investment Company. The Company is not required to be registered, and immediately after receipt of payment for the Shares, will not be required to register, as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) Registration Rights. Other than the Purchaser, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the SEC.

(aa) Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any written or oral notification from the SEC that the SEC is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with applicable listing and maintenance requirements of the Principal Trading Market on the date hereof.

(bb) Application of Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or would become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(cc) Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided, the Purchaser or its respective agent or counsel with any information that it believes constitutes material, non-public information as of the date hereof except insofar as the existence of provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such material non-public information, all of which material, non-public information will be disclosed by the Company in the Press Release as contemplated by Section 4.3 hereof. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting the transactions contemplated by the Transaction Documents. All written materials provided to the Purchaser regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by the Company, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(dd) No Public Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would(i) eliminate the availability of the exemption from registration under Section 4(2) under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) require registration of the Shares under the Securities Act.

(ee) Environmental Matters. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) has received any claim alleging liability under any Environmental Laws (“Environmental Claim”), which in each case as to clauses (i), (ii), (iii) and (iv), individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge there is no pending investigation or investigation threatened in writing by any governmental authority that reasonably is expected to result in an Environmental Claim.

(ff) No General Solicitation. Neither the Company nor, to the Company’s Knowledge, any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act).

(gg) Foreign Corrupt Practices. Neither the Company, nor to the Company’s Knowledge, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf with the Company’s Knowledge) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(hh) PFIC. None of the Company’s Subsidiaries organized, incorporated or otherwise formed under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(ii) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(jj) Tests and Preclinical and Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company that are described in the SEC Filings were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the U.S. Food and Drug Administration (the “FDA”) or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s Knowledge, on behalf of the Company, and the results thereof, contained in the SEC Filings are accurate and complete in all material respects; the Company is not aware of any other studies, tests or preclinical and clinical trials, the results of which call into question the results described in the SEC Filings; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(kk) Labor Matters.

(i) The Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(i)(A) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (B) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to the Company’s employees, (C) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (D) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(ii) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local law, statute or ordinance barring discrimination in employment.

(iii) Except as disclosed in the SEC Filings, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation.

(iv) Each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no material liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

3.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that the statements contained in this Section 3.2 are true and correct as of the date of this Agreement.

(a) Organization and Good Standing. The Purchaser has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of New Jersey. The Purchaser has the corporate power and authority to enter into and perform the Transaction Documents, to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

(b) Investment. The Purchaser is acquiring the Shares for its own account for investment, not for resale to any other person and not with a view to or in connection with any resale or distribution. The Purchaser acknowledges that there can be no assurance that there will be any market for the Common Stock in the foreseeable future and that, as a result, the Purchaser must be prepared to bear the economic risk of its investment for an indefinite period of time.

(c) Authorization and Binding Nature. The execution, delivery and performance by the Purchaser of each of the Transaction Documents have been duly authorized by all requisite corporate action on the part of the Purchaser, and no further corporate action is required by the Purchaser, its Board of Directors, or its stockholders in connection therewith. Each of the Transaction Documents constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by securities laws, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(d) Non-Contravention. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby or thereby will not, with or without the giving of notice or the passage of time or both, (i) violate or conflict with the provisions of the certificate of incorporation, bylaws or other organizational or charter documents of the Purchaser, each as amended and/or restated as of the date of this Agreement, (ii) violate or conflict with any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Purchaser or (iii) violate, conflict with or cause a default under, or give rights of termination, acceleration, amendment or cancellation of, any mortgage, indenture, lease, contract or other agreement or instrument, permit, or license to which the Purchaser is subject or, result in the creation of any Lien or (iv) result in any violation, conflict or default that would not reasonably be expected to have a material adverse effect on the results of operations, assets, business or financial condition of the Purchaser.

(e) Access to Information. The Purchaser has substantial knowledge and experience in making investment decisions of this type and is capable of evaluating the merits and risks of its investment in the Company. The Company has (i) made available to the Purchaser the Disclosure Materials for the Purchaser to evaluate the merits and risks of its investment in the Company, (ii) provided the Purchaser with access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) provided the Purchaser with the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Company has made available to the Purchaser all documents requested and has provided answers to all of its questions relating to an investment in the Company. In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representations (whether oral or written) other than as set forth herein. The Purchaser has had an opportunity to discuss this investment with representatives of the Company and to ask questions of them.

(f) Accredited Investor. The Purchaser is an “accredited investor,” as defined in Rule 501(a) under the Securities Act.

ARTICLE IV

OTHER AGREEMENTS

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Shares, other than (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances, if requested (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to the foregoing subsections (i) or (ii)), (iii) to the Company or (iv) pursuant to Rule 905 of Regulation S (provided that the Purchaser provides the Company with reasonable assurances that the Shares may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement with respect to such transferred Shares.

(b) Legends. Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(c) Removal of Legends. The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the Registration Statement, the Purchaser agrees to only sell such Shares during such time that such Registration Statement is effective and current and not withdrawn or suspended, and only as permitted by such Registration Statement and such legend shall be removed only following such sale), (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company and the transferor has provided the Company with reasonable assurances, if requested (in the form of seller and, if applicable, broker representation letters) that the securities may be sold or transferred pursuant to this subsection (ii)), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions and the transferor has provided the Company with reasonable assurances, if requested (in the form of seller and, if applicable, broker representation letters) that the securities may be sold or transferred pursuant to this subsection (iii)). Following the earlier of any of the events listed in clauses (i), (ii) or (iii) above, the Company shall cause Company Counsel to issue to the Transfer Agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date (provided that the Registration Statement is effective and current and not withdrawn or suspended), or at such earlier time as a legend is no longer required for certain Shares under applicable requirements of the Securities Act, the Company will no later than three (3) Trading Days following the delivery by the Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate representing Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and any other documents required by Section 4.1(a), deliver or cause to be delivered to the Purchaser a certificate representing such Shares that are free from the legend referred to above (provided that in the case of legend removal for reasons set forth in subsections (ii) or (iii) above, the transferor has provided the Company with reasonable assurances, if requested (in the form of seller and, if applicable, broker representation letters) that the securities may be sold or transferred pursuant to subsections (ii) or (iii)). The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

(d) Irrevocable Transfer Agent Instructions. Promptly following the Closing, the Company shall issue irrevocable instructions to its transfer agent, and promptly following appointment of any subsequent transfer agent, the Company shall issue irrevocable instructions to such subsequent transfer agent, in the form of Exhibit “C” attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 4.1(d) (or instructions that are consistent therewith) will be given by the Company to its transfer agent in connection with this Agreement, and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 4.1(d) will cause irreparable harm to the Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.1(d) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.1(d), that the Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e) Buy-In. If the Company shall fail to issue to the Purchaser unlegended certificates in accordance with Section 4.1(c) within three (3) Trading Days of receipt by the Company from the Purchaser of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to the Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares of Common Stock that the Purchaser anticipated receiving from the Company without such restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of shares of Common Stock, times (b) the Closing Bid Price on the Deadline Date.

4.2 Furnishing of Information. In order to enable the Purchaser to sell the Shares under Rule 144, for a period of twelve (12) months from the Closing (or if earlier, until the date that the

Shares cease to be Registrable Shares (as defined in the Registration Rights Agreement), the Company shall use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser (promptly following written request of the Purchaser) and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144.

4.3 Securities Laws Disclosure; Publicity. On or before 5:30 p.m., New York City time, on the second (2nd) Trading Day immediately following the execution of this Agreement, the Company will issue the press release (the “Press Release”) agreed to by both parties and file a Current Report on Form 8-K with the SEC describing the material terms and conditions of the Transaction Documents and the License Agreement, and including such other information as may be required by the rules and regulations applicable to Form 8-K. Notwithstanding the foregoing, and except as provided for in the License Agreement, the Company shall not publicly disclose the name of the Purchaser or an Affiliate, or include the name of the Purchaser or an Affiliate of the Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the SEC and (ii) to the extent such disclosure is required by law, request of the staff of the SEC or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). The Purchaser covenants that until such time as the transactions contemplated by this Agreement are required to be publicly disclosed by the Company, as described in this Section 4.3, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this Agreement, the License Agreement and the transactions contemplated hereby and thereby (including the existence and terms of such transactions) and will not trade in the Company’s securities.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement applicable to the Company in effect as of the date of this Agreement or the Closing Date or that the Purchaser triggers the provisions of any such plan or arrangement, in each case solely by virtue of receiving the Shares under the Transaction Documents; provided, however, that the Purchaser does not own any equity in the Company prior to its purchase of the Shares hereunder.

4.5 Indemnification. Subject to the provisions of this Section 4.5, the Company will indemnify and hold the Purchaser, and the Purchaser will indemnify and hold the Company (such indemnifying party being referred to as an “Indemnifying Party”) and its respective directors, officers, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser or Company, as applicable (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the

directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement or in the other Transaction Documents other than the License Agreement. Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to this Section 4.5, such Indemnified Person shall promptly notify the Indemnifying Party in writing and the Indemnifying Party may assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and in such case, shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Party shall have failed to assume the defense of such proceeding within ten (10) Business Days of notice thereof or to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both the Indemnifying Party and the Indemnified Person by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any pending or threatened proceeding effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.6 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon the written request from the Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine are necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser.

4.7 Short Sales and Confidentiality After The Date Hereof. The Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any purchases and sales of the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of such time as (i)

the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.3 or (ii) this Agreement is terminated in full pursuant to Section 6.15. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are first publicly announced by the Company as described in Section 4.3, the Purchaser will maintain the confidentiality of the existence and terms of the transactions contemplated by this Agreement and the License Agreement and the information included in the Transaction Documents, the Disclosure Schedules and the License Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent of the Purchaser’s Obligation. The obligation of the Purchaser to purchase and pay for the Shares at the Closing is subject to the satisfaction of the following conditions, any one or more of which may be waived by the Purchaser to the extent it is legally permissible to do so:

(i) Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following documents or instruments, or evidence of completion thereof, each in form and substance satisfactory to the Purchaser:

(a) A copy of the certificate of incorporation of the Company, as amended and/or restated as of the date of Closing, certified by the Secretary of State of the State of Delaware, a copy of the resolutions of the Board of Directors of the Company evidencing the approval of this Agreement, the issuance of the Shares and the other matters contemplated hereby, and a copy of the bylaws of the Company, as amended and/or restated as of the date of Closing, all of which shall have been certified by the Secretary of the Company to be true, complete and correct.

(b) A certificate of the Secretary of the Company (“Secretary’s Certificate”) which shall certify the names of the officers of the Company authorized to sign this Agreement, the certificate for the Shares and the other documents, instruments or certificates to be delivered pursuant to this Agreement by the Company or any of its officers.

(c) A certificate of the President or Chief Executive Officer of the Company stating that all obligations and conditions required to be performed by the Company pursuant to this Agreement prior to or at the Closing have been performed in all material respects as of the Closing.

(d) Certificates of Good Standing for the Company from the Secretary of States of the State of Delaware and the Commonwealth of Massachusetts.

(e) the Registration Rights Agreement, duly executed by the Company.

(f) a Lock-Up Agreement, substantially in the form of Exhibit “D” hereto (the “Lock Up Agreement”) executed by each person listed on Exhibit “E” hereto, and each such Lock-Up Agreement shall be in full force and effect on the Closing Date.

(ii) Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality or the Disclosure Schedules, which shall be true and correct in accordance with their terms) as of the date when made and as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date, and the Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(iii) Consents, Waivers, Etc. The Company shall have obtained all consents or waivers, if any, necessary to execute and deliver this Agreement, issue the Shares and to carry out the transactions contemplated hereby except for any which, if not obtained or effected would not have a Material Adverse Effect or a material adverse effect on the parties’ ability to close the transaction contemplated by this Agreement. All corporate and other action and governmental filings necessary by the Company to effectuate the terms of this Agreement, the issuance of the Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken by the Company except for any which, if not obtained or effected, would not have a Material Adverse Effect or a material adverse effect on the parties’ ability to close the transaction contemplated by this Agreement.

(iv) Opinion of Counsel. The Purchaser shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, legal counsel to the Company, an opinion addressed to the Purchaser, dated as of the date of the Closing in the form attached hereto as Exhibit “B” addressed to the Purchaser.

(v) Listing. To the extent required by the rules of the NASDAQ Stock Market, the Company shall have submitted to the NASDAQ Stock Market a listing of additional shares notification form with respect to the Shares.

(vi) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(vii) No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the SEC or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the SEC or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(viii) Stock Certificates Copy. Facsimile copies of one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing the Shares subscribed for the Purchaser, registered in the name of such Purchaser (the “Stock Certificate”), with the original Stock Certificates delivered within three (3) Trading Days of Closing;

5.2 Conditions Precedent of the Company’s Obligation. The obligation of the Company to sell the Shares at the Closing is subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company to the extent it is legally permissible to do so:

(i) Representations and Warranties; Performance of Obligations. The representations and warranties made by the Purchaser in this Agreement shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which shall be true and correct in accordance with their terms) as of the date when made and as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date, and the Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

(ii) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

(iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

5.3 Conditions to Each Party’s Obligations. The respective obligations of each party to consummate the transaction contemplated by this Agreement are subject to the execution of the Transaction Documents by the Purchaser and the Company.

ARTICLE VI

MISCELLANEOUS

6.1 Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchaser.

6.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopy (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.2 or via a reputable express courier, with charges prepaid, to the address set forth below or to such other address of which a party may have given notice to the other party in accordance herewith. Unless otherwise specified herein, such notices or other communications shall be deemed received one business day after personal delivery or delivery by telecopy, or three business days after being sent, if sent by reputable express courier.

If to the Company:

AVEO Pharmaceuticals, Inc.

75 Sidney Street

Cambridge, Massachusetts 02139

Attention: Chief Financial Officer

Fax: (617) 995-4995

With a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: Steven D. Singer, Esq.

Fax: (617) 526-5000

If to the Purchaser:

Johnson & Johnson Development Corporation

c/o Johnson & Johnson Law Department

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Attention: Jayne Zall, Esq.

Facsimile: (732) 277-5309

With a copy to:

Dechert LLP

1095 Ave. of the Americas

New York, New York 10036

Attention: Kristopher D. Brown, Esq.

Fax: (212) 698-3679

6.3 Successors and Assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by a party hereto without the prior written consent of the other party and any assignment in contravention of this provision shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (except that Indemnified Persons are intended third party beneficiaries of the provisions of Section 4.5 in accordance with the provisions thereof).

6.5 Survival of Warranties. The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive the Closing for a period of eighteen months following the Closing, at which time they shall expire and have no further force or effect.

6.6 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties with respect to such subject matter. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. The parties may amend or modify this Agreement, in such manner as may be agreed upon, only by a written instrument executed by the parties hereto.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York in the United States, without reference to conflict of laws principles, and the parties hereby consent to the jurisdiction of the courts of the State of New York. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents, other than the License Agreement,(whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the courts of the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents other than the License Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court of the State of New York, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

6.8 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

6.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.10 Replacement of Shares. If any certificate or instrument evidencing the Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The Purchaser only under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement of the certificate or instrument evidencing the Shares.

6.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

6.12 Publicity and Nondisclosure. Any proposed announcement, press release or other public disclosure concerning this Agreement and/or any of the transactions or relationships contemplated hereby shall be subject to the terms of Section 4.3 of this Agreement.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14 Adjustment in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.15 Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Closing:

(i) by either the Company or the Purchaser if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.15 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time,

(ii) by the mutual written consent of the Purchaser and the Company; or

(iii) if there shall be any statute, law, regulation or rule that makes consummating the transactions contemplated hereby illegal or if any court or governmental authority of competent jurisdiction shall have issued a judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such judgment, order, decree or ruling shall have become final and non-appealable.

If any party or the parties terminate(s) this Agreement pursuant to this Section 6.15, all obligations of the parties hereunder shall terminate without any liability of any party to any other Person (except with respect to the provisions of this Section 6.15 and Section 4.5 and except for any liability of a party for willful and material breaches of this Agreement prior to such termination).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the date first above written.

AVEO PHARMACEUTICALS, INC.

By:	/s/ Tuan Ha-Ngoc
Name: Tuan Ha-Ngoc
Title: Chief Executive Officer

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

By:	/s/ Brad Vale
Name: Brad Vale
Title: Head of Venture Investments

Signature Page to Stock Purchase Agreement

Exhibit A

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) dated as of May 31, 2011 is entered into by and between AVEO Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Johnson & Johnson Development Corporation, a New Jersey corporation (the “Purchaser”).

Recitals

WHEREAS, the Company and the Purchaser have entered into a Common Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”);

WHEREAS, the Company and Purchaser have agreed that they shall enter into this Agreement contemporaneously with the execution of the Stock Purchase Agreement in order to grant the Purchaser certain registration rights as set forth herein; and

WHEREAS, the Company and the Purchaser desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act of 1933.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Combined Registrable Shares” means the Registrable Shares and the Other Registrable Shares.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Holders” means the Purchaser and the Other Holders and any persons to whom the rights granted under this Agreement are transferred pursuant to Section 3.

“Other Holders” means holders of securities of the Company (other than the Purchaser) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

“Other Registrable Shares” shall have the meaning specified in Section 2.1(b).

“person” (whether such term is capitalized or not) means an individual, corporation, partnership, limited liability company, joint venture, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser Indemnified Persons” shall have the meaning specified in Section 2.5(a).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Registration Expenses” means the expenses described in Section 2.4.

“Registrable Shares” means the Shares and any other shares of Common Stock issued in respect of such Shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that such Shares and any other such shares of Common Stock that are Registrable Shares shall cease to be Registrable Shares upon (i) any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) any sale in any manner to a person which, by virtue of Section 3 of this Agreement, is not entitled to the rights provided by this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Shares” shall have the meaning specified in the Stock Purchase Agreement.

“Termination Date” shall have the meaning specified in Section 2.1(c).

2. Registration.

2.1 Form S-3 Demand Registration.

(a) At any time on or after June 30, 2011, the Purchaser may request, in writing, that the Company effect one registration on Form S-3 (or any successor form) for the purpose of registering for resale, under the Securities Act, all or any portion of the Registrable Shares then owned by the Purchaser having an aggregate value of at least $1,000,000 based on the public market price on the date of such request), provided that the Company is then eligible to effect such a registration on Form S-3 (or any successor form).

(b) Upon receipt of any request for registration pursuant to Section 2.1(a) of this Agreement, the Company shall promptly give written notice of such proposed registration to all Other Holders. Such Other Holders shall have the right, by giving written notice to the Company within 20 days after the Company provides its notice, to elect to have included in such registration such of their shares of Common Stock eligible for registration pursuant to such Other Holder’s contract with the Company (the “Other Registrable Shares”) as such Other Holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on Form S-3 (or any successor form) of all Combined Registrable Shares which the Company has been requested to so register. Notwithstanding any references to “underwriters,” “underwriting discounts and commissions” or phrases of similar import contained in the plan of distribution set forth in Exhibit A attached hereto, the offer and sale of the Combined Registrable Shares pursuant to this Section 2.1 shall not be underwritten.

(c) The Company shall not be required to effect more than one registration pursuant to this Section 2.1. The Company shall be required to keep the Registration Statement filed pursuant to this Section 2.1 effective until such date that is the earlier of (i) the date when all of the Combined Registrable Shares registered thereunder shall have been sold or (ii) six months from the initial effective date of such Registration Statement (the “Termination Date”). Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Holders shall have no further right to offer or sell any of the Combined Registrable Shares pursuant to the Registration Statement. For purposes of the first sentence of this Section 2.1(c), a Registration Statement shall not be counted as the one registration effected pursuant to this Section 2.1 until such time as such Registration Statement has been declared effective by the Commission (unless the Purchaser withdraws its request for such registration and elects not to pay the Registration Expenses therefor pursuant to Section 2.4).

(d) If at the time of any request to register Registrable Shares by the Purchaser pursuant to Section 2.1(a): (i) the Company is engaged or has plans to engage in a registered public offering, (ii) is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors (the “Board”), would be adversely affected by the requested registration or (iii) the filing of a Registration Statement would require premature disclosure in the Registration Statement (and the Prospectus relating thereto) of material nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request.

2.2 Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed pursuant to Section 2.1) at any time and from time to time, it will, prior to such filing, give written notice to the Purchaser of its intention to do so. Upon the written request of the Purchaser given within 10 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by such Purchaser to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Purchaser; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to the Purchaser.

(b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Purchaser as a part of the written notice given pursuant to Section 2.2(a). In such event, (i) the right of the Purchaser to include its Registrable Shares in such registration pursuant to this Section 2.2 shall be conditioned upon such Purchaser’s participation in such underwriting on the terms set forth herein and (ii) the Purchaser shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company, provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Purchaser materially greater than the obligations of the Purchaser pursuant to Section 2.5. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders other than the Purchaser and Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among the Purchaser and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (to the extent applicable, on an as-converted basis) held by them on the date the Company gives the notice specified in Section 2.2(a). If the Purchaser or any Other Holder would thus be entitled to include more shares than such party requested to be registered, the excess shall be allocated among other requesting parties pro rata in the manner described in the preceding sentence.

2.3 Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of the Registrable Shares under the Securities Act, the Company shall:

(i) in the case of a registration pursuant to Section 2.1, file with the Commission a Registration Statement on Form S-3 (or any successor form) with respect to such Registrable Shares, which includes in the Prospectus included therein the “Plan of Distribution” section in substantially the form attached hereto as Exhibit A, and use its reasonable best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) prepare and file with the Commission any amendments and supplements to the Registration Statement and the Prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective until the Termination Date;

(iii) use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (x) any order suspending the effectiveness of the Registration Statement, or (y) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

(iv) furnish to the Purchaser such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Purchaser;

(v) use its commercially reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Purchaser to consummate the public sale or other disposition in such states of such Registrable Shares owned by the Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(vi) cause all such Registrable Shares covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(viii) make available for inspection by the Purchaser, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Purchaser, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Purchaser, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(ix) notify the Purchaser, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(x) as expeditiously as possible following the effectiveness of such Registration Statement, notify the Purchaser of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Purchaser and after having done so the Prospectus is amended to comply with the requirements of the Securities

Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Purchaser with revised Prospectuses and, following receipt of the revised Prospectuses, the Purchaser shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement filed by the Company pursuant to this Agreement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify the Purchaser to such effect, and, upon receipt of such notice, the Purchaser shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until the Purchaser has received copies of a supplemented or amended Prospectus or until the Purchaser is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Purchaser (other than as a result of information concerning the business or financial condition of the Company which is first made known to the Purchaser after the date on which such registration was requested pursuant to Section 2.1(a)) and if the Purchaser elects not to have such registration counted as a registration requested under Section 2.1, the Purchaser shall pay the Registration Expenses of such registration. For purposes of this Section, the term “Registration Expenses” shall mean all registration and filing fees, exchange listing fees, printing expenses, reasonable fees and expenses of counsel for the Company incurred in complying with the provisions of Section 2 and the reasonable fees and expenses of one counsel selected by the Purchaser to represent the Purchaser in connection with registering the Registrable Shares, but excluding underwriting discounts and selling commissions.

2.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold the Purchaser and each other person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (collectively, “Purchaser Indemnified Persons”), against any losses, claims, damages or liabilities, joint or several, to which the Purchaser Indemnified Persons may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated

therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with any Registration Statement filed pursuant to this Agreement or any offering contemplated thereby; and the Company will reimburse the Purchaser Indemnified Persons for any legal or any other expenses reasonably incurred by such Purchaser Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any Purchaser Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary Prospectus or final Prospectus, or any such amendment or supplement to such Registration Statement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Purchaser Indemnified Person for use in the preparation thereof; provided, further, that the indemnity agreement contained in this Section 2.5(a) shall not apply to statements made in a preliminary Prospectus to the extent that those statements were corrected in a later preliminary or final Prospectus or supplement or amendment thereto that was supplied to the Purchaser Indemnified Person and such Purchaser Indemnified Person failed to deliver that later preliminary or final Prospectus or amendment or supplement thereto.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, (ii) any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to the Purchaser furnished in writing to the Company by the Purchaser specifically for use in connection with the preparation of such Registration Statement, Prospectus, amendment or supplement; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the net proceeds to the Purchaser of Registrable Shares sold in connection with such registration.

(c) Each party entitled to indemnification under this Section 2.5 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such reasonable expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the reasonable expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.5(d), (i) in no case shall the Purchaser be liable or responsible for any amount in excess of the net proceeds received by the Purchaser from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Purchaser under this Section 2.5 shall survive the termination of this Agreement.

2.6 Information by Purchaser. The Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.7 Rule 144 Requirements. The Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) so long as the Purchaser owns any Registrable Shares, to furnish to the Purchaser upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in complying with any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

2.8 Termination. All of the Company’s obligations to register Registrable Shares under Sections 2.1 and 2.2 of this Agreement shall terminate three (3) years after the Closing Date (as such term is defined in the Stock Purchase Agreement).

3. Transfers of Rights. This Agreement, and the rights and obligations of the Purchaser hereunder, may not be assigned by such Purchaser except to a Purchaser Affiliate, provided that such assignment shall be contingent upon the Purchaser Affiliate providing a written instrument to the Company notifying the Company of such assignment and that such Purchaser Affiliate becomes a party to, and agrees in writing to be bound by, this Agreement to the same extent as the Purchaser prior to any assignment under this Section 3. For the purposes of this Section 3, a “Purchaser Affiliate” shall mean any entity with respect to which the Purchaser is the direct or indirect record owner of a majority of the voting equity of such entity or any entity that is the direct or indirect record owner of a majority of the voting equity of the Purchaser.

4. General.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the other party hereto and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

(d) Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) three (3) business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 75 Sidney Street, Cambridge, Massachusetts 02139, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to WilmerHale, 60 State Street, Boston, Massachusetts 02109, Attention: Steven D. Singer, Esq.; and

If to the Purchaser, at One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933, Attention: Attention: Jayne Zall, Esq., or at such other address or addresses as may have been furnished in writing by the Purchaser to the Company, with a copy to Dechert LLP, 1095 Ave. of the Americas, New York, New York 10036, Attention: Kristopher D. Brown, Esq.

Either party hereto may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the other party hereto. Either party hereto may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party hereto notice in the manner set forth in this Section.

(e) Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(f) Acknowledgement. The Purchaser acknowledges and agrees that, with respect to any Registration Statement filed pursuant to this Agreement, the Other Holders have certain rights with respect to the registration of the Other Registrable Shares pursuant to contracts with the Company.

(g) Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, on the one hand, and the Purchaser, on the other hand. Any such amendment, termination or waiver effected in accordance with this Section 4(g) shall be binding on all parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(h) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(i) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signature.

(j) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

(k) Third-Party Beneficiaries. Except for the rights conferred on the Other Holders pursuant to this Agreement, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

Executed as of the date first written above.

THE COMPANY:

AVEO PHARMACEUTICALS, INC.

By:
Name: Tuan Ha-Ngoc
Title: Chief Executive Officer

THE PURCHASER:

JOHNSON & JOHNSON DEVELOPMENT CORPORATION

By:
Name: Brad Vale
Title: Head of Venture Investments

Signature Page to Registration Rights Agreement

Exhibit A

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term “selling stockholder” includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling stockholder may sell its shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Global Market;

•	in privately negotiated transactions; and

•	in options transactions.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholder and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering.

We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling stockholder to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the Registration Statement or (ii) six months from the initial effective date of the Registration Statement.

Exhibit B

Form of Legal Opinion

Exhibit C

Irrevocable Transfer Agent Instructions

AVEO Pharmaceuticals, Inc.

75 Sidney Street

Cambridge, Massachusetts 02139

May 31, 2011

VIA EMAIL

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden CO 80401

Attn: Stephanie Manzanares

Dear Ms. Manzanares:

AVEO Pharmaceuticals, Inc., (the “Company”) has entered into a Stock Purchase Agreement, dated May 31, 2011, with a certain investor pursuant to which such investor will be purchasing from the Company an aggregate of 438,340 newly issued shares of the Company’s common stock, par value $0.001 per share (the “Shares”).

You therefore, are hereby authorized and irrevocably instructed as transfer agent of the Company, to issue an original paper stock certificate representing the Shares dated May 31, 2011, to the purchaser identified on Annex I in the name and amount set forth on Annex I hereto (the “Stock Certificate”).

The Stock Certificate should bear the following restrictive legend, and a stop transfer order shall be placed against such Stock Certificate:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

Please deliver the Stock Certificate by overnight mail after your receipt of this letter.

In connection with these transactions, I am also attaching as Exhibit A hereto a Secretary’s Certificate certifying the adoption of the resolutions of the Company’s board of directors authorizing the issuance of the Shares.

If you have any questions regarding the foregoing, please contact me at (617) 299-5979 or Jill A. DiGiovanni of Wilmer Cutler Pickering Hale and Dorr LLP at (617) 526-6598.

Sincerely,

Joseph D. Vittiglio
Vice President, Corporate Counsel

Exhibit D

Form of Lock-Up Agreement

LOCK-UP AGREEMENT

May      , 2011

To: Johnson & Johnson Development Corporation

c/o Johnson & Johnson Law Department

One Johnson & Johnson Plaza

New Brunswick, New Jersey 08933

Attention: Jayne Zall, Esq.

Re:      AVEO Pharmaceuticals, Inc. – Private Placement

Ladies and Gentlemen:

The undersigned understands that AVEO Pharmaceuticals, Inc. (the “Company”) is, concurrently herewith, entering into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of the date hereof, with Johnson & Johnson Development Corporation, a New Jersey corporation (the “Purchaser”), pursuant to which the Company will issue and sell to the Purchaser, and the Purchaser will purchase, shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The issuance and sale of shares of Common Stock to the Purchaser are referred to herein as the “Private Placement”.

In consideration of the consummation of the issuance, sale and purchase of the shares of Common Stock in the Private Placement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Purchaser, the undersigned will not, during the period commencing on the date hereof and ending on the date that is 45 days after the date hereof (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers to any trust for the direct or indirect benefit of the undersigned or a member of the immediate family (as defined below) of the undersigned in a transaction not involving a disposition for value, (C) transfers to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or a member of the immediate family of the undersigned in a transaction not involving a disposition for value, or (D) transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), each donee, transferee or distributee shall execute and deliver to the Purchaser a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B), (C) or (D), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

Furthermore, notwithstanding the restrictions imposed by this Letter Agreement, the undersigned may, without the prior written consent of the Purchaser, (1) exercise an option to purchase shares of Common Stock granted under any stock incentive plan or stock purchase plan of the Company, (2) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock (a “Trading Plan”); provided that (a) the Trading Plan shall not provide for or permit any transfers, sales or other dispositions of Common Stock during the Lock-Up Period and (b) no filing or other public announcement, whether under the Exchange Act or otherwise, shall be required or shall be made by the undersigned or the Company in connection with the Trading Plan during the Lock-Up Period, (3) transfer, sell or dispose of shares of Common Stock held by the undersigned pursuant to a Trading Plan existing on the date of this Agreement (and make any related filings in connection with such transfer, sale or disposition that are required under the Exchange Act), (4) transfer shares of Common Stock acquired on the open market following the closing of the Private Placement; provided that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 if such filing is required by the Exchange Act) and (5) transfer, sell or dispose of up to 15% of the shares of Common Stock held by the undersigned as of immediately prior to any such transfer, sale or disposition (and make any related filings in connection with such transfer, sale or disposition that are required under the Exchange Act), assuming for purposes of this clause (5), (x) the conversion, exercise and/or exchange into shares of Common Stock of any securities convertible into or exercisable or exchangeable for Common Stock, including securities which may be issued upon exercise of a stock option or warrant, and (y) the inclusion of Common Stock or other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC.

On or about the date hereof, the Purchaser has received or will receive from certain other holders of shares of Common Stock written agreements setting forth terms similar to this agreement (the “Lock-Up Agreements”). In the event that the Purchaser releases for sale or other disposition for value shares of Common Stock held by such other holders from the restrictions set forth in the Lock-Up Agreements, the same percentage of shares of Common Stock (i.e., percentage as compared to total outstanding share capital) held by the undersigned shall be immediately and fully released; provided that no shares of Common Stock held by the undersigned will be so released unless and until more than 1% of the Company’s total outstanding shares of Common Stock subject to the Lock-Up Agreements in aggregate have been released from restrictions set forth in the Lock-Up Agreements; provided further that the undersigned will not be entitled to make any demand for or exercise any right with respect to the registration of such released shares of Common Stock until the expiration of this Letter Agreement. In the event that, as a result of the sentence immediately above, any shares of Common Stock held by the undersigned are released from the restrictions imposed by this Letter Agreement, the Purchaser shall use commercially reasonable efforts to notify the undersigned within three (3) business days that the same percentage of shares of Common Stock held by the undersigned has been released; provided that the failure to give such notice shall not give rise to any claim or liability against the Purchaser.

For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that if the Stock Purchase Agreement is terminated without the Private Placement having been consummated, at such time the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Purchaser is proceeding with the Private Placement in reliance upon this Letter Agreement.

This Letter Agreement and any claim or dispute arising under this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[remainder of page intentionally left blank]

Very truly yours,

Name:

Exhibit E

Signatories to Lock-Up Agreement

Michael Bailey

Elan Ezickson

Jeno Gyuris

Tuan Ha-Ngoc

David B. Johnston

William Slichenmyer